UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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ATTITUDE DRINKS INCORPORATED
 (Name of Registrant as Specified in its Charter)

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ATTITUDE DRINKS INCORPORATED
10415 Riverside Drive, # 101
Palm Beach Gardens, Florida 33410-4237
Telephone: (561) 227-2727
Facsimile: (561) 799-5039

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2012
March 31, 2012
Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Attitude Drinks Incorporated (the “Company”) to be held on April 27, 2012 at 2:00 p.m. EST, at the Company’s corporate office at 10415 Riverside Drive, Suite 101, Palm Beach Gardens, Florida 33410 (the “Special Meeting”). This proxy is solicited on behalf of the Board of Directors of the Company.

The only matter scheduled to be considered at the Special Meeting is a proposal to amend the Company’s Certificate of Incorporation to increase its authorized common shares from One Billion (1,000,000,000) shares to Five Billion (5,000,000,000) shares. The Board of Directors recommends the approval of the proposal presented at the Special Meeting as being in the best interests of the Company and its stockholders.

I hope that you will be able to join us. Your vote is important to us and to our business. Even if you only own a few shares, we want your shares to be represented at the meeting.

You can vote by internet at www.proxyvote.com as use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If you would like to vote by telephone, use any touch-tone telephone and call 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you would like to vote by mail, please mark, sign, and date and return your proxy promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, even if you plan to attend the meeting in person.

 Please note that sending us a proxy will not prevent you from voting in person at the meeting should you wish to do so. If you attend the Special Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

The proxy materials are being distributed and made available to shareholders of record on or about April 2, 2012.

Sincerely,

/s/ Roy G. Warren
Roy G. Warren
Chairman

ATTITUDE DRINKS INCORPORATED
___________________________________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2012
___________________________________________________

TO STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Attitude Drinks Incorporated (“Attitude” or the “Company”), will be held at the Company’s corporate office at 10415 Riverside Drive, Suite 101, Palm Beach Gardens, Florida 33410, on April 27, 2012 at 2:00 p.m. EST for the following purposes as set forth in the accompanying Proxy Statement:

1.	Amendment to the Company’s Certificate of Incorporation to increase its authorized common shares from One Billion (1,000,000,000) shares to Five Billion (5,000,000,000) shares; and
2.	To transact such other business as may properly come before the special meeting or any adjournments thereof.

Holders of record of the Company’s common stock at the close of business on March 20, 2012 will be entitled to vote at the meeting. There are no dissenter's rights of appraisal under Delaware law in connection with the above-listed actions. This mailing includes the formal notice of the meeting and the Proxy Statement.

We will make available a list of stockholders as of the close of business on April 2, 2012 for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. local time through April 26, 2012, at the Company’s executive offices, 10415 Riverside Drive, # 101, Palm Beach Gardens, Florida 33410-4237. This list will also be available to stockholders at the Special Meeting.

All stockholders of the Company are cordially invited to attend the Special Meeting in person. Please vote by internet at www.proxyvote.com, or vote by telephone at 1-800-690-6903 or complete, sign, date and return your proxy promptly in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, even if you plan to attend the meeting in person. Please note that sending us a proxy will not prevent you from voting in person at the meeting should you wish to do so. You may revoke your voted proxy at any time prior to the Special Meeting or vote in person if you attend the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on April 27, 2012. Pursuant to rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you via electronic means or mail this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and the Company’s annual report on Form 10-K and Form 10-Q for the most recent quarter are available at the website of www.proxyvote.com on April 5, 2012.

By order of the Board of Directors,

/s/ Roy G. Warren
Roy G. Warren
Chairman

Dated: March 31, 2012

Whether or not you plan to attend the meeting, please vote by internet at www.proxyvote.com, or vote by telephone at 1-800-690-6903 or sign and date the enclosed proxy and return it in the provided postage-paid envelope. Any person giving a proxy has the power to revoke it at any time prior to the exercise thereof and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to stockholders, their proxies and invited guests of the Company. Please note that if your shares are held by a broker or other intermediary and you wish to vote at the Special Meeting, you must obtain a legal proxy form from that record holder.

ATTITUDE DRINKS INCORPORATED
10415 Riverside Drive, # 101
Palm Beach Gardens, Florida 33410-4237
Telephone: (561) 227-2727
Facsimile: (561) 799-5039
___________________________

PROXY STATEMENT
__________________________________

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
ATTITUDE DRINKS INCORPORATED
TO BE HELD APRIL 27, 2012

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Attitude Drinks Incorporated (“Attitude” or the “Company”) of proxies to be voted at a special meeting of stockholders (the “Special Meeting”) of the Company to be held at the Company’s corporate office at 10415 Riverside Drive, Suite 101, Palm Beach Gardens, Florida 33410, on  April 27, 2012 at 2:00 p.m. EST or at any adjournment thereof.  Stockholders are encouraged to review the information provided in this proxy statement in conjunction with the Annual Report on Form 10-K and Quarterly Report for the quarter ended December 31, 2011, a copy of which accompanies this proxy statement.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

Voting Securities

The Board has fixed the close of business on March 20, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting.  As of the Record Date, the Company had outstanding 786,956,924 shares of common stock, $.001 par value. Only holders of the common stock are entitled to notice of, and to vote at, the Special Meeting. Holders of common stock are entitled to one vote per share. As of the Record Date, 9,000,000 shares of Series A Convertible Preferred Stock (“Series A”) were issued and outstanding. In all matters the Series A shall have the same voting rights as the common stock on a six to one (6:1) basis. If the Company effects a stock split which either increases or decreases the number of shares of common stock outstanding and entitled to vote, the voting rights of the Series A shall not be subject to adjustment unless specifically authorized.

Proxies

Mr. Roy G. Warren, the person named as proxy on the proxy card accompanying this Proxy Statement, was selected by the Board to serve in such capacity. Mr. Warren is the Chairman and the Chief Executive Officer of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Special Meeting.

Required Vote

The holders of at least a majority of the voting power of the Company, represented in person or by proxy, will constitute a quorum at the Special Meeting. Approval of an amendment to the Company’s Certificate of Incorporation to increase its authorized common shares from One Billion (1,000,000,000) shares to Five Billion (5,000,000,000) shares requires approval of a majority of the Company’s voting power.

Abstentions will be treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum but as unvoted for the purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions from voting will be considered shares present and entitled to vote on the amendment and, since approval of the amendment requires a majority the Company’s voting power, will have the same effect as a vote “AGAINST” the Amendment.

Discretionary Proposals

If you are the beneficial owner and hold your shares in street name and do not provide your bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Further, if a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Solicitation

The Company will pay the expenses of soliciting proxies. In addition to the use of the mails, internet and telephone, proxies may be solicited by its directors, officers or employees personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares in the Company in their name or those of their nominees for their reasonable expenses in forwarding soliciting materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as the Record Date, held by any person known to the Company to be the beneficial owner of 5% or more of its outstanding common stock, by each executive officer and director and by all directors and executive officers as a group.

This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237.  Information with respect to the percent of class is based on 786,956,924 outstanding shares of common stock as of the Record Date. Except as otherwise indicated and pursuant to applicable community property laws, to the Company’s  knowledge, each stockholder has sole power to vote and dispose of all the shares of common stock listed opposite his name.

For purposes of this table, each person is deemed to have beneficial ownership of any shares of common stock of the Company such person has the right to acquire on or within 60 days after the date of this table.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the beneficial ownership of the Company’s common stock

• each person known to beneficially own more than 5% of our issued and outstanding common stock • each of our directors
• each executive officer
• all directors and officers as a group

Beneficial Owners
	Name and Address of Beneficial Owner	Amount and Nature of	Percent of
Title of Class	(1)	Beneficial Ownership	Class (2)
Common	Alpha Capital Anstaldt	78,616,997 (3)	9.99%
	Pradafant 7
	9490 Furstentums
	Vaduz, Lichtenstein

Common	Whalehaven Capital Fund Ltd.	78,616,997 (3)	9.99%
	560 Sylvan Avenue, 3rd Floor
	Englewood Cliffs, New Jersey

Common	Jody Eisenman	77,310,102 (6)	9.47%
	c/o PHD Capital
	5 Hanover Square, Suite 500
	New York, New York

Common	Roy Warren	59,572,295 (4) &(5)	7.08%
	10415 Riverside Drive # 101
	Palm Beach Gardens, Florida

Common	Shlomo & Rochel Rifkind	58,277,434 (6)	7.05%
	Givat Shoshanna 12/3
	Tzfut Israel

Common	J & N Invest LLC	41,660,685 (6)	5.05%
	124 East 8th Street
	Lakewood, New Jersey

Series A Convertible	Roy Warren	9,000,000 (5)	100%
Preferred Stock	10415 Riverside Drive #101
	Palm Beach Gardens, Florida

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and
Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Percentage calculated is based on 786,956,924 outstanding shares of common stock as of the Record Date. Except as otherwise indicated, shares of common stock subject to options, warrants or other convertible securities currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or other convertible securities but not for any other person.

(3) Equity listed consists of common stock, convertible notes and accrued interest and/or warrants exercisable or convertible into common stock. However, this owner is contractually limited to a beneficial ownership of our equity not to exceed 9.99%.
Calculations are based on 786,956,924 outstanding shares of common stock as of the Record
Date and do not take into account any common stock equivalents the stockholders have the right to acquire.

(4) Includes 3,996 shares of our common stock owned by household family members. Remaining amount relates to 5,120,816 shares of common stock, non-qualified stock options representing the right to purchase 447,483 shares and 9,000,000 shares of Series A Preferred Stock, which convert into common stock on a six to one (6:1) basis (54,000,000 shares of common stock on an as converted basis) and votes with the common stock on an as converted basis.

(5) The Company's Series A Convertible Preferred Stock converts into the Company's common stock on a six to one (6:1) basis and votes with the common stock on an as converted basis and is included in the total calculation as reflected above in (4).

(6) Equity listed consists of common stock, convertible notes, convertible accrued interest and/or warrants exercisable or convertible into common stock.

Management Owners
	Name and Address of Management Owner	Amount and Nature of	Percent of
Title of Class	(1)	Beneficial Ownership	Class (2)
Common	Roy Warren	59,572,295 (3) & (4)	7.08%
	10415 Riverside Drive #101
	Palm Beach Gardens, Florida

Series A Convertible	Roy Warren	9,000,000 (4)	100%
Preferred Stock	10415 Riverside Drive #101
	Palm Beach Gardens Florida

Common	Tommy Kee	5,726,192	Less than 1%
	10415 Riverside Drive #101
	Palm Beach Gardens Florida

Common	H. John Buckman	167,700	Less than 1%
	174 Patterson Avenue
	Shrewsbury, New Jersey

Common	Mike Edwards	1,200	Less than 1%
	1615 S.E. Decker Avenue
	Stuart, Florida

Common	Executive officer and directors as	65,467,387	7.70%
	group (4 persons)

	(1) Beneficial Ownership is determined in accordance with the rules of the Securities and
	Exchange Commission and generally includes voting or investment power with respect
	to securities.

(2) Percentage calculated based on 786,956,924 outstanding shares of common stock as of the Record Date. Except as otherwise indicated, shares of common stock subject to options, warrants or other convertible securities currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or other convertible securities, but not for any other person.

(3) Includes 3,996 shares of our common stock owned by household family members. Remaining amount relates to 5,120,816 shares of common stock, non-qualified stock options representing the right to purchase 447,483 shares and 9,000,000 shares of Series A Preferred Stock, which convert into common stock on a six to one (6:1) basis (54,000,000 shares of common stock on an as converted basis) and votes with the common stock on an as converted basis.

(4) The Company's Series A Convertible Preferred Stock converts into the Company's common stock on a six to one (6:1) basis and votes with the common stock on an as converted basis and is included in the total calculation as reflected above in (3).

Transfer Agent

Our transfer agent is:

Pacific Stock Transfer
4045 South Spencer St., Suite 403
Las Vegas, NV 89119
T. (702) 361-3033
F. (702) 433-1979

PROPOSAL NO. 1:
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 1,000,000,000 SHARES TO 5,000,000,000 SHARES
Current Capitalization

Common Stock

Attitude currently has 1,000,000,000 shares of common stock authorized, of which 786,956,924 shares were issued and outstanding as of the Record Date. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding down of the Company, the holders of shares of common stock are entitled to share, pro rata, in all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Company’s Certificate of Incorporation authorizes it to issue up to 20,000,000 preferred shares, $.001 par value. Further, per the Certificate of Incorporation, as amended and restated, the Board of Directors, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series. Attitude has designated 20,000,000 shares of its preferred stock $.001 par value as Series A Convertible Preferred Stock (“Series A”). Each share of Series A is convertible into six shares of the Company’s common stock for a period of five years from the date of the issue. The conversion basis is not adjusted for any stock split or combination of the common stock. The Series A has the same voting rights as the the common stock on an as converted basis. The Company must at all times have sufficient common shares reserved to effect the conversion of all of the outstanding Series A. At the Record Date, the Company had 9,000,000 shares of Series A outstanding, which may be converted into 54,000,000 shares of the Company’s common stock.

Securities Authorized for Issuance under Equity Compensation Plans

At the Record Date, the Company had 884,568 shares of common stock reserved for issuance under stock options granted under the March 2009 Stock Option, Compensation and Incentive Plan and 27,102,009 shares of common stock reserved for issuance under stock options granted during December 2011 for a total of 27,986,577 shares. The Company also issued an option to purchase 17,500 shares of common stock to a consultant at an exercise price of $13.00 per share. At the Record Date, the Company had 1,961,111 shares of common stock available for issuance as grants of stock options or common stock under its 2010 Stock Compensation and Incentive Plan.

Convertible Notes and Warrants

The Company entered into a series of financing agreements over the last four years under which it issued convertible notes and Class A and Class B Warrants to purchase its common stock. At the Record Date, the Company had an aggregate of $5,004,623 in principal outstanding in convertible notes payable and Class A Warrants outstanding to purchase an aggregate of 213,657,373 shares of common stock at exercise prices ranging from $0.02 to $15.00 per share, with expiration dates ranging from December 2012 to February 2017. The Class B Warrants will be issued upon exercise of certain Class A Warrants and have an exercise price of $15.00 per share. Upon exercise of certain Class A Warrants, the Company would have the obligation to issue Class B Warrants to purchase 243,068 shares of common stock at an exercise price of $15.00 per share. These Class B Warrants have a five year term.

At the Record Date, approximately $5,004,623 in principal of the notes (plus accrued interest) are convertible into shares of the Company’s common stock assuming a maximum conversion rate of $.02 per share (all convertible debts have a calculation based on a fixed price. If the market price is lower than the fixed price of  $.02, then the conversion price is based on 75%-80% of the average of 3 lowest closing bid prices for the 10-20 days preceding a conversion date but in no event greater than $.02).  At the Record Date, the Company’s closing price of its common stock was $.0043 as reported on www.nasdaq.com. However, the debt holder cannot convert more than 4.99% of the outstanding shares of Common Stock per conversion, but the debt holder shall not be limited to aggregate conversions of 4.99%. The conversion price is subject to adjustment in certain circumstances, including the payment of dividends, stock splits and certain share issuances below the conversion price.

At the Record Date, assuming the maximum conversion rate of $.02 above for simplicity only, conversion of principal and interest of outstanding convertible notes would equal approximately 296,066,935 shares of common stock. Further, at the Record Date, the Company had Class A Warrants to purchase 213,657,373 shares of common stock issued and outstanding. Further, upon exercise of certain Class A Warrants, the Company will have the obligation to issue Class B Warrants to purchase 243,068 shares of common stock at an exercise price of $15.00 per share. The investors in these financings have agreed to restrict their ability to convert the notes and exercise the warrants and receive shares of the Company’s common stock so that the number of shares held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock. This restriction may be waived, in whole or in part, upon sixty-one days prior notice from the holder to increase the percentage up to 9.99% but not in excess of 9.99%.

Pursuant to certain of these financing agreements, the Company is required to reserve for issuance 150-175% of the required number of shares of common stock underlying the notes and warrants. Failure to reserve this amount is an event of default under the notes and warrants. Penalties for default under our convertible notes include but are not limited to acceleration of principal and interest, redemption provisions which allow the holders the option to redeem the notes for 120% of the principal balances plus interest and default interest rates up to 20%. Further, investors hold security interests in the Company’s assets, including ownership of the Company’s subsidiary (and in the assets of the subsidiary). As such, failure to fulfill the Company’s obligations under the financing documents could lead to forfeiture of the Company’s assets and likely, cessation of operations.

Specifically, on February 22, 2012, the Company entered into a Subscription Agreement for convertible debt financing in the amount of $1,000,000 with an interest rate of 10% and related Class A Warrants to purchase 50,000,000 shares. Pursuant to this Agreement, the Company must secure shareholder approval on or before June 1, 2012 to reserve 150% of the amount of shares of common stock necessary to allow the conversion of the entire note principal and interest that may accrue thereon on the closing date and 100% of the common stock issuable upon exercise of all of the warrants issued in connection with this Agreement. The Company currently does not have enough authorized shares to provide for this obligation and its other obligations.  Failure to reserve this amount is an event of default under the notes and warrants for which liquidated damages will accrue at the rate of two percent (2%) for each thirty (30) days, or pro rata portion thereof, during the pendency of such failure to reserve. The Company also granted a security interest in its assets to these investors. The net proceeds of the financing of approximately $665,000, after deducting placement agent fees, legal fees and the estimated offering expenses borne by the Company, will be used for inventory and product production, payment of certain debt, promotion expenses, employee compensation and benefits, and working capital of the Company.

The foregoing is a general summary of these obligations relating to this proposal. The terms of these financing agreements and related notes and warrants may be found in the Company’s filings and exhibits with the Securities and Exchange Commission, including but not limited to its Form 8-K filed February 24, 2012, Form 10-K and Form 10-Q for the most recent quarter.

Reasons for the Increase to Authorized Common Stock

Attitude must increase the authorized shares to fulfill its obligations under the financing agreements set forth above to avoid  default, resulting liquidated damages and potential loss of Company assets under the security agreements with the investors. Further, the Board of Directors believes it is in Attitude’s best interest to have additional shares of common stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. On a fully diluted basis, taking into account the obligations and assumptions set forth above, including the issuance and exercise of Class B Warrants to purchase 243,068 shares of common stock, the Company could be obligated to issue up to 1,379,053,377 shares of common stock.  The Company had 786,956,924 shares of common stock issued and outstanding at the Record Date out of 1,000,000,000 shares of common stock authorized. The increase in authorized shares has been determined by the Board of Directors to allow for these obligations and to provide for a sufficient amount of common stock to support its expansion and future financing activities, if any. Other than set forth in the above agreements, there are no present plans for significant future issuances. When the Board of Directors deems it to be in the best interest of the Company and stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

Certain Risks Associated with this Proposal

The issuance of shares upon conversion of the convertible notes and exercise of warrants and options may result in substantial dilution to the interests of other stockholders.

The issuance of shares upon conversion of the convertible notes and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the holders of these securities may ultimately convert and sell the full amount issuable on conversion. Although holders of our convertible notes and warrants may not convert and/or exercise if such conversion or exercise would cause them to own more than 4.99% of the Company’s outstanding common stock (or 9.99% if waived), this restriction does not prevent them from converting and/or exercising some of their holdings and then converting the rest of their holdings.  In this way, the holders of the Company’s convertible notes could sell more than this limit while never holding more than this limit.  This may further dilute the proportionate equity interest and voting power of all holders of the Company’s common stock. Further, with the exception of certain excepted issuances, the issuance of securities at lower prices than existing long-term notes/warrants conversion/exercise prices will reset existing long-term notes and warrants to a lower conversion/exercise price, which will give these holders the right to convert or exercise into substantially more shares of the Company’s common stock.

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

The Company’s need for the continued sale of equity securities will dilute existing stockholders and may adversely affect the market price for the Company’s common stock. Our board of directors has the power to issue additional shares of common or preferred stock without stockholder approval. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. Further, if we issue any additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. In addition, such stock issuances might result in a reduction of the book value of our common stock.

At December 31, 2011, we were in default on certain of our short-term bridge notes and have other substantial outstanding debt obligations due March 31, 2012.

At December 31, 2011, we were in default on short term bridge notes totaling $115,000 in principal. The remedy for default under the notes is acceleration of principal and interest due thereunder. Although we have previously been able to obtain extension on the maturity dates of most obligations, we may be unable to continue to do so. Further, we have convertible notes outstanding totaling $5,004,623 in principal face value at March 20, 2012. Although we were able to extend the maturity dates of the notes issued prior to the July, 2010 financing until March 31, 2012, there is no assurance that we will be able to continue to extend these obligations and currently do not have the funds to pay the balance. Further, an event of default under our convertible notes includes failure to pay certain debts over $50,000-$100,000. Penalties for default under our convertible notes include but are not limited to acceleration of principal and interest, redemption provisions which allow the holders the option to redeem the notes for 120% of the principal balances plus interest and default interest rates up to 20%.

Defaults on these obligations could materially adversely affect our business operating results and financial condition to such extent that we may be forced to restructure, file for bankruptcy, sell assets or cease operation. Further, certain of these obligations are secured by our assets. Failure to fulfill our obligations under these notes and related agreements could lead to the loss of these assets, which would be detrimental to our operations.

The additional authorized shares of common stock could also have an anti-takeover effect.

If Attitude’s Board of Directors desires to issue additional shares in the future, such issuance could also dilute the voting power of a person seeking control of it, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

PROCEDURE IF EFFECTED

The proposed increase in the number of authorized shares of Attitude’s common stock would become effective immediately upon the filing of the Amendment with the office of the Secretary of State of the State of Delaware. The Company expects to file the Amendment referenced in this proposal with the Secretary of State of the State of Delaware promptly upon approval by the stockholders.

REQUIRED VOTE

The approval of a majority of the Company’s stock entitled to vote is necessary to approve the amendment to the Certificate of Incorporation. A copy of the proposed Amendment to the Certificate of Incorporation reflecting the increase in authorized common stock to 5,000,000,000 shares is attached as Exhibit A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK TO 5,000,000,000 SHARES.  Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.

STOCKHOLDER PROPOSALS

The Company did not hold a 2011 Annual Meeting. For shareholder proposals intended to be presented at the next meeting of shareholders to be eligible for inclusion in the corporation's proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal executive offices a reasonable time before the Company prints its proxy materials for the meeting pursuant to the proxy rules promulgated by the Securities and Exchange Commission. In addition, if the Company does not receive notice of a shareholder proposal within a reasonable time before the Corporation mails its proxy materials to the shareholders, then the proxies solicited by the Board of Directors may confer on the proxy committee discretionary authority to vote on the shareholder proposal. The Board of Directors has not determined when there will be another meeting of the shareholders.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of this document to you if you call or write to it at the following address or phone number: 10415 Riverside Drive, #101, Palm Beach Gardens, Florida 33410-4237, Telephone: (561) 227-2727. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Special Meeting.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K AND FORM 10-Q FOR THE LAST QUARTER, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS, IS ENCLOSED WITH THIS PROXY STATEMENT. THE COMPANY WILL MAIL TO ANY SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF ANY EXHIBIT TO THE ANNUAL REPORT AND FORM 10-Q. REQUESTS SHOULD BE SENT TO 10415 RIVERSIDE DRIVE # 101, PALM BEACH GARDENS, FLORIDA 33410-4237, TELEPHONE: (561) 227-2727.

By Order of the Board of Directors,

/s/ Roy G. Warren
Roy G. Warren
Chairman

March 31, 2012

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ATTITUDE DRINKS INCORPORATED

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of Attitude Drinks Incorporated by written consent of its members, filed with the minutes of the Board, adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of said corporation, as amended and restated (the “Certificate of Incorporation”), declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation shall be amended by changing Article Fourth so that, as amended, Article Fourth shall be and read as follows:

FOURTH:  The total authorized capital stock which the Corporation shall have authority to issue is: Five Billion Twenty Million (5,020,000,000) of which stock Five Billion (5,000,000,000) shares of the par value of $.001 each shall be common stock and of which Twenty Million (20,000,000) shares of the par value of $.001 each shall be preferred stock.  Further, the board of directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ______________ day of _________, _______________.

By:	/s/
Name:	Roy G. Warren
Title:	Chief Executive Officer

ATTITUDE DRINKS INCORPORATED
SPECIAL MEETING OF SHAREHOLDERS
April 27, 2012 2:00 p.m. EST
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint Mr. Roy G. Warren as proxy with the power to appoint his substitute and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ATTITUDE DRINKS INCOPORATED that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 2:00 p.m. EST on 4/27/12, at the Company’s corporate office at 10415 Riverside Drive, Suite 101, Palm Beach Gardens, Florida 33410, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following proposal:

1.   Amendment to the Company’s Certificate of Incorporation to increase its authorized common shares from One Billion (1,000,000,000) shares to Five Billion (5,000,000,000) shares.

NOTE: Such other business as may properly come before the special meeting or any adjournment thereof.

FOR [ ]                                        AGAINST [ ]                                       ABSTAIN [ ]

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOTE BY INTERNET AT www.proxyvote.com, or VOTE BY TELEPHONE AT 1-800-690-6903 or VOTE BY MAIL and return your marked, signed and dated proxy card in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717